                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.)

Filed by the Registrant [X ]
Filed by a Party other than the Registrant [  ]

Check the Appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.1a-11(c) or 240.1a-12


                              50-OFF STORES, INC.
                (Name of Registrant as Specified In Its Charter)


                              50-OFF STORES, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3)
[ ]  Fee computed in table below per Exchange Act Rule 14a-6(i)(4) and 0-11

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4)  Proposed maximum aggregate value of transaction:

     *Set forth amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount previously paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:


Notes:

                              50-OFF STORES, INC.
                               SAN ANTONIO, TEXAS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 26, 1995


To the Stockholders of 50-OFF STORES, INC.:

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of 50-OFF STORES, INC., a Delaware corporation (the "Company"), will be held Tuesday, September 26, 1995 at 10:00 a.m., at the San Antonio Airport Hilton, 611 NW Loop 410, San Antonio, Texas 78216, for the following purposes:

     1.   To elect six directors of the Company.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on August 24, 1995 are entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.


                                        By order of the Board of Directors
                                                  Joseph Lehrman
                                                    Secretary


San Antonio, Texas
August 25, 1995

                              50-OFF STORES, INC.
                               SAN ANTONIO, TEXAS
                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 26, 1995


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of 50-OFF STORES, INC., a Delaware corporation (the "Company" or "50-OFF"), for use at the Annual Meeting of Stockholders of the Company to be held at the San Antonio Airport Hilton, 611 NW Loop 410, San Antonio, Texas 78216 on September 26, 1995 commencing at 10:00 a.m. and at all adjournments thereof. The mailing address of the Company is 8750 Tesoro Drive, San Antonio, Texas 78217, and its telephone number is (210) 805-9300. This Proxy Statement is to be mailed on or about August 31, 1995.

     The Board has fixed the close of business on August 24, 1995 as the record date for the meeting. Only Stockholders of record of outstanding shares of the Company's common stock, $.01 par value ("Common Stock"), at the close of business on Thursday, August 24, 1995 will be entitled to vote at the meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his name on the record date. At August 24, 1995, there were 12,200,915 shares of Common Stock entitled to vote.

ELECTION OF DIRECTORS

     At the Annual Meeting, pursuant to which this Proxy Statement is being distributed and assuming the presence of a quorum, six directors are to be elected by a plurality of the votes cast by the holders of the outstanding Common Stock. Under applicable Delaware law, in tabulating the vote, broker nonvotes will be disregarded and have no effect on the outcome of the vote. Each outstanding share of Common Stock entitles the holder thereof to one vote with respect to the election of the six director positions to be filled at the meeting.

     The nominees for director are Charles Siegel, Charles J. Fuhrmann II, Joseph Lehrman, James M. Raines, Cecil Schenker and Richard Sherman. All of the nominees are presently directors of the Company. Michael Moffitt and Stanley Spigel, current directors, are not standing for reelection and, accordingly, will not serve on the Board or any committee thereof after the Annual Meeting. For information concerning the backgrounds of the current directors and nominees, see "DIRECTORS AND EXECUTIVE OFFICERS." THE ENCLOSED PROXY, IF PROPERLY SIGNED AND RETURNED, AND UNLESS AUTHORITY TO VOTE IS WITHHELD, WILL BE VOTED FOR THE ELECTION OF THESE SIX NOMINEES. The Board of Directors has no reason to believe that any of such nominees will be unable to serve if elected. In the event any of such nominees become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed proxy, for such substitute nominee as may be designated by the Board of Directors. All directors will serve until the Annual Meeting of Stockholders to be held in 1996 or until their successors are elected. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE SIX NOMINEES.
- ---

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are:

NAME                     AGE         POSITION(S) HELD/BUSINESS EXPERIENCE
- ----------------------- -----  --------------------------------------------

Charles Siegel            56   Chairman of the Board, President and Chief
                               Executive Officer. A co-founder of the Company and has served as President and Chief Executive
                               Officer of the Company since December of 1982, as a director since March 1975 and as Chairman of the Board since March 1991. Served in various executive capacities in the retail discount industry for over 35 years .

Joseph Lehrman            70   Secretary, Treasurer and Director. A co-founder
                               of the Company and has served as Treasurer of the Company since January 1976, as Secretary since
                               September 1982 and as a director since March
                               1975. Served as a Vice-President of the Company since January 1976. Engaged in various executive capacities in the retail discount industry for over 40 years.

Dennis Barringer          47   Executive Vice-President. Has served as Executive
                               Vice-President since July 1993 and served as Director of Stores since July 1992. Joined the
                               Company from McCrory Stores where he served as Vice President of Merchandise since December
                               1986. Served as a District and Store Manager with
                               K-Mart from 1968 to 1986.

Allen Fields              38   Vice-President - Store Operations. Has served as
                               Vice-President - Store Operations since January
                               1995. Joined the Company from Hill Department
                               Stores where he served as a District Manager since January 1994. Served as a District Manager with McCrory Stores from May 1989 to December
                               1993 and, from February 1987 until April 1989, served as a Store Manager with Jamesway Corp.

Joe Goldstein             49   Vice-President - Divisional Merchandise Manager
                               (Softlines). Has served as Vice-President -
                               Division Merchandise Manager (Softlines) since
                               September 1993. Served as Merchandise Manager for
                               Value City from November 1992 to September 1993 and, from April 1987 to November 1992, served as Vice President - General Merchandise Manager for
                               Alden's. Has over 20 years of retail experience, primarily in buying and general merchandising capacities.

Richard Kelly             45   Vice-President - Distribution and Transportation.
                               Has served as Vice-President - Distribution and
                               Transportation since November 1994. Joined the
                               Company from Grossman's where he served as Logistics Facility Manager since January 1994.
                               Served as a management consultant for Center City
                               Consolidators from January 1993 to December 1993.
                               Served as Assistant Vice President, Distribution
                               Services for T.J. Maxx, Inc. from October 1992 to
                               December 1992. Served as Director, Logistics
                               Operations for Rent-A-Center Inc. from March 1991 to September 1992 and as General Manager of southwestern/western regional distribution from
                               September 1988 to February 1991.

David Siegel              50   Vice-President - Advertising and Public
                               Relations. Has served as Vice-President -
                               Advertising and Public Relations of the Company since August 1984 and served as Advertising
                               Director since 1975. David Siegel is the brother of Charles Siegel, President of the Company.

Doug Sims                 47   Vice-President - Loss Prevention and Internal
                               Audit. Has served as Vice-President - Loss
                               Prevention and Internal Audit since March 1994 and served as Director of Loss Prevention since
                               June 1990. Self-employed in polygraph/
                               investigations for numerous retail corporations from July 1980 to June 1990.

Roy E. Springer           47   Vice-President - Human Resources. Has served as
                               Vice-President-Human Resources since July 1993.
                               Served as Director of Human Resources since 1989 and as District Store Manager of the Company from 1988 until 1989. Held various multiunit management positions for other retail organizations for 10 years prior to joining the Company.

Anthony Tramontano        61   Vice-President - Inventory Control. Has served as
                               Vice-President -Inventory Control since February
                               1995. Served as Vice-President - Hardlines
                               Merchandise since September 1983 and as
                               merchandise manager for hardlines, linens and domestics since June 1979. Served as buyer of all hardlines, linens and domestics from 1975 to June
                               1979. Has over 35 years of retail experience, primarily in buying and general merchandising capacities.

Ray Trevino               51   Vice-President-Real Estate and Construction. Has
                               served as Vice-President Real Estate and Construction since February 1995. Served as Vice-
                               President - Store Operations of the Company since
                               September 1989. Served as District Manager for the Company's border stores from 1982 to 1989 and, from 1975 to 1982, served in various capacities for the Company at store level.

James G. Scogin           34   Controller - Chief Accounting Officer. Has served
                               as Controller-Chief Accounting Officer since
                               February 1995 and served as Controller since June
                               1992. A Certified Public Accountant, was employed by Deloitte & Touche LLP from August 1985 to June
                               1992.

Charles J. Fuhrmann II    50   Director. Has served as a director of the Company
                               since October 1994. Since May 1991, has been a private investor and independent, strategic and financial consultant to private and public companies. See "Certain Relationships and Related
                               Transactions." From 1978 through May 1991, was
                               Vice President and Managing Director, Investment
                               Banking of Merrill Lynch & Co., Inc., New York
                               City, New York.

Michael Moffitt           58   Director. Has served as a director of the Company
                               since August 1990. Since January 1994, has served as President of Travelfest Superstores, Inc. (a retail store for leisure travel). Served as President, Chief Operating Officer and Director of Tuesday Morning, Inc. (a chain of deep discount retail stores specializing in home and gift products) from January 1985 until March 1989 and as Vice President-Buying for two years beginning in 1983. Has almost 30 years of retail experience, primarily with department stores in various buying and general merchandising capacities.

James M. Raines           55   Director. Has served as a director of the Company
                               since March 1991. Since September 1988, has been actively involved in investments in both private and public companies through his own investment firm, James M. Raines & Company. See "Certain
                               Relationships and Related Transactions." From
                               1985 through 1988, was Senior Vice President of
                               Lovett, Mitchell Webb & Garrison, an investment banking firm in Houston, Texas.

Cecil Schenker            53   Director. Has served as a director since July
                               1991. Previously served as a director from October 1983 until July 1986. A corporate securities attorney and the managing partner of the San Antonio, Texas office of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. of which he has been a partner, through his professional corporation, for more 10 years.
                               Akin, Gump, Strauss, Hauer & Feld, L.L.P. has regularly performed legal services for the Company. See "Certain Relationships and Related
                               Transactions." Serves as a director of Taco
                               Cabana, Inc. (a Mexican patio cafe chain).

Richard Sherman           51   Director. Has served as a director since July
                               1991. A retail consultant, has served as President and Chief Executive Officer of Rally's,
                               Inc. (a fast-food restaurant chain) from September 1987 until January 1991. From August
                               1989 until January 1991, served as Chairman of the Board of Rally's, Inc. From April 1984 until
                               April 1986, was President, Chief Operating
                               Officer and Director of San Antonio based
                               Church's Fried Chicken, Inc. (a fast-food restaurant chain) and from April 1986 until July
                               1987 served as that company's Chief Executive
                               Officer. Serves as a member of the Board of Trustees of Paul Quinn College in Dallas, Texas and as a director of Reed's Jeweler's, Inc., Taco
                               Cabana, Inc. (a Mexican patio cafe chain) and Papa John's International Inc. (a fast food restaurant chain).

Stanley Spigel            49   Director. Has served as a director since July
                               1991. Since 1980, has owned Spigel Properties which owns and manages over 3,000,000 square feet of shopping center space in Texas, including certain space leased to the Company for two stores. See "Certain Relationships and Related
                               Transactions." Serves as a director of First
                               Interstate Bank San Antonio and is a member of the International Council of Shopping Centers.

     Pat L. Ross, who served as Vice President - Chief Financial Officer, resigned from such position effective August 15, 1995.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires each director and executive officer of the Company, and each person who owns more than 10% of the Common Stock to file by specific dates with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of change in ownership of Common Stock. Officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this report any failure of its directors, executive officers and 10% stockholders to file by the relevant due date any of these reports during the Company's fiscal year.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% stockholders were complied with for the fiscal year ended February 3, 1995.

          DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board held ten meetings in fiscal 1995. The Board has three standing committees to assist it in the discharge of its responsibilities: the Audit Committee, the Compensation Committee and the Executive Committee. During fiscal 1995, the Audit Committee held one meeting, the Compensation Committee held two meetings and the Executive Committee held eight meetings. These three committees are described in more detail below.

     The Audit Committee is responsible for monitoring the financial condition of the Company and reviewing its financial policies and procedures, its internal accounting controls and the objectivity of its financial reporting. The Audit Committee currently consists of Michael Moffitt, James M. Raines and Charles J. Fuhrmann II.

     The Compensation Committee is responsible for administering the Stock Option Plan, reviewing the salary and benefit structure of the Company with respect to its executive officers and recommending specific actions concerning that structure to the Board. The Compensation Committee currently consists of Cecil Schenker, Richard Sherman and Stanley Spigel.

     The Executive Committee reviews and analyzes business strategy and business development and makes recommendations to the Board. The Executive Committee currently consists of Richard Sherman, Chairman, Michael Moffitt, Charles J. Fuhrmann II and Charles Siegel with Dennis Barringer serving as a non-voting member.

     The Company has no nominating committee.

     Each outside director received $700 per Board meeting attended and, if serving on the Executive Committee, $1,000 per Executive Committee meeting attended (and $500 per telephone meeting in excess of two hours in duration). Effective May 1, 1995, each outside director receives $750 per Board meeting attended (and $500 per telephone meeting in excess of two hours duration). In addition, each outside director receives $750 per meeting for services as members of, or $1,000 per meeting for chairing, the Audit and Compensation Committees. Outside members of the Executive Committee receive $1,000 per meeting attended, the Chairman $1,500, (and $500 per telephone meeting in excess of two hours duration). Each outside director also receives stock option grants. See "Stock Option Plan."

     For the fiscal year ended February 3, 1995, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which he served.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information concerning the compensation earned during the Company's last three fiscal years by the Company's Chief Executive Officer and Executive Vice-President, the only executive officers earning compensation in excess of $100,000 in fiscal 1995 (collectively the "named executive officers").

                                           ANNUAL COMPENSATION          LONG-TERM  COMPENSATION
                                         ----------------------  -------------------------------------
                                                                          AWARDS            PAYOUTS
                                                                 ------------------------ ------------
                                                                                           LONG-TERM
                                                                  RESTRICTED               INCENTIVE
                                                                    STOCK                    PLAN       ALL OTHER
NAME AND PRINCIPAL               FISCAL     SALARY      BONUS      AWARD(S)      OPTIONS    PAYOUTS    COMPENSATION
 POSITION                         YEAR        ($)        ($)         ($)           (#)        ($)         ($) (1)
- --------------------------------------------------------------------------------------------------------------------
CHARLES SIEGEL                    1995      250,000          -        -               -        -             308
 CHAIRMAN, PRESIDENT AND CEO      1994      250,000          -        -               -        -           1,444
                                  1993      250,000    100,000        -          40,000        -           3,857

DENNIS BARRINGER                  1995      120,774          -        -          40,000        -               -
EXECUTIVE VICE PRESIDENT          1994      102,885      5,592        -          20,000        -               -
                                  1993(2)    46,042     10,000        -          15,000        -               -

(1) Represents Company matching contributions under the Company's Profit Sharing Plan and Trust.

(2) Represents partial year compensation.

     Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for any named executive officer.

     The Company has an amended employment agreement (the "Agreement") with Charles Siegel, effective February 18, 1995, which expires on June 15, 1996. The Agreement may be extended by the Company and Charles Siegel year to year by written agreement. The Company will automatically offer a one year extension in 1996 if the Company achieves certain operating results. Pursuant to the Agreement, Mr. Siegel receives a base salary of $200,000 and is eligible to participate in a bonus plan adopted by the Board of Directors. Upon termination of the Agreement, Mr. Siegel is entitled to $50,000 additional compensation payable immediately and unless terminated for a "material breach" as defined in the Agreement, severance pay of $250,000 payable monthly over a two year period.


STOCK OPTION PLAN

     Under the Company's Stock Option Plan (the "Option Plan"), stock options may be granted to full-time employees, directors, advisors and outside consultants of the Company for the purchase or acquisition of up to 3,000,000 shares of Common Stock in the aggregate. Shares that by reason of the expiration of an option (other than by reason of exercise) or which are no longer subject to purchase pursuant to an option granted under the Option Plan may be reoptioned thereunder. The Company's Compensation Committee (the "Committee") sets specific terms and conditions of options granted under the Option Plan and administers the Option Plan, as well as the Company's other employee benefit plans which may be in effect from time to time.

     Employees of the Company are eligible to receive either incentive stock options or nonqualified stock options or a combination of both, as the Committee determines. Non-employee participants may be granted only nonqualified stock options. Stock options may be granted for a term not to exceed ten years (five years with respect to a holder of 10% or more of the Company's shares in the case of an incentive stock option) and are not transferable other than by will or the laws of descent and distribution. Each option may be exercised within the term of the option pursuant to which it is granted, or within thirty days after the termination of employment of the optionee, or within one year after termination in case of termination because of death or disability, in each case to the extent the option was then exercisable.

     The exercise price of all incentive stock options must be at least equal to the fair market value of the Common Stock on the date of grant, or 110% of fair market value with respect to any incentive stock option issued to a holder of 10% or more of the Company's shares. Any nonqualified stock option to be issued pursuant to the Option Plan must be at an exercise price equal to at least 85% of the fair market value of the Common Stock. Stock options may be exercised by payment in cash of the exercise price with respect to each share to be purchased, by delivering Common Stock already owned by such optionee with a market value equal to the exercise price, or by methods in which a concurrent sale of the acquired stock is arranged with the exercise price payable in cash from such sale proceeds, or by a combination of the foregoing methods.

     The Option Plan provides that each outside director would automatically receive a grant of 75,000 nonqualified stock options. In accordance with the terms of the Option Plan, in April 1991, all current outside directors, excluding Mr. Fuhrmann, received options for 75,000 shares each. Mr. Fuhrmann, who joined the Board in October 1994, also received options for 75,000 shares in accordance with the Option Plan. Subject to availability of shares allocated to the Option Plan and not already reserved for other outstanding stock options, outside directors who join the Board in the future will also receive a grant of options for 75,000 shares, vesting in the same manner as the prior awards, effective upon their appointment or election to the Board.

     Such directors' options vest ratably in five equal annual installments, with the first such installment vesting on the date of grant. Options granted to outside directors become exercisable in five equal annual installments commencing with the first anniversary following the date of grant through the sixth anniversary following the date of grant. Options, once granted and to the extent vested, remain exercisable throughout their term, regardless of whether the holder continues as a director. The exercise price of the options is equal to 100% of the fair market value of the covered shares of Common Stock at the time of grant.

     If following five years of service as an outside director of the Company the director continues as such, then for each of the next five years for which such director serves he will be automatically granted in such year nonqualified stock options for an additional 15,000 shares. Such additional nonqualified options will be granted to each outside director on the business day following the next annual meeting of stockholders at which such director is reelected following the expiration of the five-year period from the date of initial option grant. Such options will be granted at an exercise price equal to the then prevailing fair market value of the Common Stock. Each such option will vest in full immediately and become exercisable on the first anniversary date following its grant and will continue to be exercisable in whole or in part until the third anniversary of the grant date.

     The Option Plan terminates on August 28, 2000. The Board of Directors may, however, terminate the Option Plan at any time prior to such date. Termination of the Option Plan will not alter or impair, without the consent of the optionee, any of the rights or obligations pursuant to any option granted under the Option Plan.

     The Company repriced employee stock options (excluding executive officer options) at $4.125 per share effective December 5, 1994.

     As of August 18, 1995, stock options covering an aggregate of 1,506,260 shares of Common Stock were outstanding. During the fiscal year ended
February 3, 1995, stock options for 7,500 shares of Common Stock were exercised at a share price of $5.08, and stock options covering an aggregate of 110,085 shares were terminated. Stock options for 273,250 shares of Common Stock were granted during the 1995 fiscal year. Options for 213,550 shares of Common Stock have been granted, and options for 33,850 shares of Common Stock have been terminated, during the 1996 fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted to the named executive officers during the Company's fiscal year ended February 3, 1995:


                                   OPTION GRANTS IN FISCAL 1995
                    ----------------------------------------------------------
                                                                                 POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
                                                                                 RATES OF STOCK PRICE APPRECIATION FOR OPTION
                                                                                                   TERM (3)
                                                                                 -----------------------------------------------
                                        % OF TOTAL
                                          OPTIONS
                                        GRANTED TO       EXERCISE
                         OPTIONS         EMPLOYEES        PRICE     EXPIRATION
     NAME            GRANTED (#) (1)  IN FISCAL 1995 (2)  ($/SH)       DATE               5%                     10%
     ----            ---------------  ------------------ --------   ----------            --                     ---
CHARLES SIEGEL             -                 -               -          -                  -                      -

DENNIS BARRINGER         40,000             18%            $4.13    10-18-2001          $67,200                $156,400


     (1) Mr. Barringer's 40,000 options vest ratably in five equal annual installments beginning with the October 18, 1994 date of grant and become exercisable one year after vesting.

     (2) In fiscal 1995, options for an aggregate 223,250 were granted to employees.

     (3) The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% rate of appreciation would result in a per share price of $5.81. The 10% rate of appreciation would result in a per share price of $8.04. This presentation is not intended to forecast possible future appreciation of the Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
OPTION VALUES

     The following table sets forth certain information concerning the value of unexercised options held by the named executive officers at February 3, 1995 (no options were exercised by such officers during the fiscal year ended on such date):

                                                    Value of Unexercised
                      Number of Unexercised             In-the-Money
                      Options at FY-End (#)      Options at FY-End ($) (1)
                   ---------------------------  ---------------------------
       Name         Exercisable  Unexercisable  Exercisable   Unexercisable
       ----         -----------  -------------  -----------   -------------
Charles Siegel         130,000       60,000         (2)             (2)

Dennis Barringer        16,000       59,000         (2)             (2)


     (1) Values stated are based on the $2.875 closing price of the Common Stock as reported on the NASDAQ National Market System on February 3, 1995 and equal the aggregate amount by which the market value of the option shares exceeds the exercise price of such options at the end of the fiscal year.

     (2) The exercise price of the option shares exceeds the market value of such options.

PROFIT SHARING PLAN AND TRUST

     The Company's Profit Sharing Plan and Trust (the "Profit Sharing Plan") was adopted effective April 1, 1990 and is intended to constitute a qualified cash or deferred profit sharing plan within the meaning of Section 401(a) and 401(k) of the Internal Revenue Code of 1986. The Profit Sharing Plan is subject to the Employee Retirement Income Security Act of 1974. All employees of the Company who have attained the age of 21, and, with respect to employees hired on or after April 1, 1990, who have also completed at least 1,000 hours of service in a 12-month period (a "year of service"), are eligible to participate. Each eligible employee is allowed to contribute up to 15% of his earnings as shown on the employee's W-2 form. Through February 1995, the Company matched 25% of the participating employees' contributions up to a maximum of 6% of the employees' earnings and will determine any future matching after the financial results are known each year.

     All participating employees' contributions to the Profit Sharing Plan are at all times fully vested and nonforfeitable. Contributions made by the Company and credited to employees' accounts are vested 20% after two years of service, 40% after three years of service, 60% after four years of service, 80% after five years of service and 100% after six years of service, but all such Company contributions are fully vested and nonforfeitable upon (i) the employee's reaching the normal retirement age of 65, (ii) the employee's death or disability prior to age 65 or (iii) termination of the Profit Sharing Plan. All forfeitures of non-vested Company contributions are reallocated to nonforfeiting participants' accounts.

     Participating employees may choose among alternative investment vehicles (Company Common Stock is not an option). Distributions may be made prior to normal retirement age upon a showing of hardship. The annual benefits payable upon retirement at normal retirement age cannot be estimated due to the number of variables which operate under the Profit Sharing Plan. The Company made aggregate contributions of $33,575 to the Profit Sharing Plan during fiscal 1995, $67,998 during fiscal 1994 and $49,835 during fiscal 1993.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive compensation is structured to provide incentives for executive officer performance that result in improvements in the Company's financial results, both short term and long term. Compensation is set at levels which are believed to be sufficiently competitive with companies of similar size and type to attract and retain the best executives. Incentive compensation in the form of stock options is used to align the interests of the Company's executives and its shareholders. Each executive's compensation is based upon both individual and Company performance. The compensation of executive officers consists of three principal parts, each of which is reviewed regularly by the Committee.

     Salaries represent the fixed portion of compensation for executive officers. Changes in salary depend upon individual performance, level of responsibility, experience, seniority and Company performance.

     Bonuses are paid in cash, and, in fiscal 1995, participants, excluding the Chief Executive Officer, who were rated excellent or outstanding were to share in a pool equal to 25% of pre-tax, pre-bonus profits over $3,600,000. No bonus was paid under this bonus plan in fiscal 1995. For fiscal 1996, participants, including the Chief Executive Officer, who are rated excellent or outstanding will share in a pool equal to 25% of pre-tax, pre-bonus profits over $538,000.

     The third principal part of compensation is stock option grants. The number of options granted is based on a number of factors, including salary level, Company and individual performance, competitive considerations and individual levels of stock ownership. All options are granted at fair market value, and, therefore, any value which ultimately accrues to executive officers is based entirely on Company performance as perceived by the Company's investors who establish the price for the Common Stock.

     The three principal components of compensation and the written employment agreement with Mr. Siegel, the Company's Chief Executive Officer, were the basis for the fiscal 1995 compensation of Mr. Siegel. Mr. Siegel's compensation for fiscal 1995 was a salary of $250,000. No options were granted to Mr. Siegel in fiscal 1995. The Committee noted that Mr. Siegel's direct and beneficial ownership of 369,249 shares provides a significant incentive for executive officer performance structured to achieve improved financial results. In fiscal 1996, an amended employment agreement was entered into with Mr. Siegel providing for a base salary of $200,000, a decrease of 20 percent from fiscal 1995, and a change in bonus structure. See "Executive Compensation."

This report is submitted by the Compensation Committee:

                        Cecil Schenker
                        Richard Sherman
                        Stanley Spigel

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1995, Cecil Schenker, Richard Sherman and Stanley Spigel served on the Company's Compensation Committee.

     The Company has two real estate leases in force with Spigel Properties, whose owner is Stanley Spigel, a director of the Company and a member of the Company's Compensation Committee. The leases for such store locations cover an aggregate of approximately 47,000 square feet, expire at February 1999 and December 1999 and provide for one five-year renewal option and an aggregate annual rental of approximately $144,000 in fiscal 1996. The leases also provide for percentage rental payments which, along with minimum rentals and the Company's pro-rata share of taxes, insurance and property maintenance, typically do not exceed 4% of sales. The Company paid an aggregate of $136,000 in minimum rental and an aggregate of $14,000 in percentage rental for these locations during fiscal 1995.

     During fiscal periods prior to August 1988, and again since February 1991, the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. has regularly performed legal services as counsel to the Company. Cecil Schenker, a director of the Company and a member of the Company's Compensation Committee, is the sole shareholder of Cecil Schenker, P.C., a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P.

     The Company believes that the abilities of Mr. Schenker and Mr. Spigel to make fair compensation decisions have not been compromised by the relationships referred to above.

                            STOCK PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total stockholder return (change in stock price) of the Common Stock from February 2, 1990 through February 3, 1995 with the Nasdaq Stock Market (United States companies only) and the Nasdaq Retail Trade Stocks. The comparison assumes $100 was invested on February 2, 1990 in the Common Stock and in each of the foregoing indices. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

        Comparison of the Five Year Cumulative Total Stockholder Return Among 50-OFF-Stores Inc., Nasdaq Stock Market, and Nasdaq Retail Trade Stocks
        -----------------------------------------------------------------------

                             [GRAPH APPEARS HERE]

February 2,                      1990   1991   1992     1993    1994    1995
- ------------------------------------------------------------------------------
50-Off Stores, Inc.               100  210.19  768.04  347.93  204.12   79.34
Nasdaq Stock Market               100  103.27  157.98  178.58  196.42  179.98
Nasdaq Retail                     100  120.42  210.26  189.69  204.08  195.98

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership (as defined by the rules of the Securities and Exchange Commission) of the Common Stock as of August 18, 1995 by each person known by the Company to be a beneficial owner of more than 5%, all directors, the named executive officers, and all directors and executive officers as a group.

                                Number of Shares    Percent of
            Name               Beneficially Owned    Class (1)

Charles Siegel                         369,249 (2)     3.0%
Joseph Lehrman                         300,500 (2)     2.5%
Charles J. Fuhrmann II                  15,000 (2)      *
Michael Moffitt                         61,250 (2)      *
James M. Raines                         45,000 (2)      *
Cecil Schenker                          60,000 (2)      *
Richard Sherman                         45,000 (2)      *
Stanley Spigel                          55,000 (2)      *
Dennis Barringer                        24,000 (2)      *
All executive officers and
 directors as a group (18
 persons)                            1,090,049         8.5%


* Less than 1%

     (1) This calculation is the quotient of: (a) the number of shares of Common Stock currently beneficially owned by the named individual or group plus the number of shares of Common Stock, if any, for which options held by such person or group are currently exercisable or become exercisable within 60 days of August 18, 1995; divided by (b) the total number of shares of Common Stock outstanding and the number of shares of Common Stock, if any, for which options held by such person or group are currently exercisable or become exercisable within 60 days of August 18, 1995.

     (2) Includes 160,000 shares, in the case of Mr. Siegel, 80,000 shares in the case of Mr. Lehrman, 60,000 shares in the cases of Mr. Moffitt and Mr. Schenker, 55,000 shares in the case of Mr. Spigel, 45,000 shares in the cases of Mr. Raines and Mr. Sherman and 24,000 shares in the case of Mr. Barringer and 15,000 shares in the case of Mr. Fuhrmann which are issuable pursuant to presently exercisable options (or those exercisable within 60 days of August 18, 1995).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The investment firm of James M. Raines & Company, the owner of which is a director of the Company, performed consulting services for a fee in connection with the Company's Regulation S offering conducted during the fiscal year ended February 3, 1995.

     Charles J. Fuhrmann II, a director of the Company, performed certain financial and strategic advisory services for a fee during fiscal 1995 and the first six and one-half months of fiscal 1996. On August 18, 1995, the Company entered into a consulting agreement with Mr. Fuhrmann covering an expansion of these services to include certain services typically performed by the Chief Financial Officer. The agreement is for a term of up to seven months. As compensation, Mr. Fuhrmann will receive $12,500 per month, including any fees for services as a director or committee member during the term of the agreement, and received options to acquire up to 35,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. Such options will be fully vested and exercisable by August 18, 1996 and will expire on August 17, 2000. The agreement is cancellable by either party on one month's notice commencing on November 15, 1995.

     See "Compensation Committee Interlocks and Insider Participation" for additional relationships and related transactions.

                              INDEPENDENT AUDITORS

     The financial statements and schedules of the Company as of February 3, 1995 and for the year then ended were audited by Deloitte & Touche LLP. It is anticipated that if the management nominees are elected as directors, the new Board of Directors will reappoint such firm as independent certified public accountants for the current fiscal year. Representatives of Deloitte & Touche LLP will be present at the Annual Stockholders' Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             REVOCABILITY OF PROXY

     A stockholder giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. A proxy will be revoked if the stockholder who executed it is present at the Meeting and elects to vote in person.

                         SPECIFICATIONS BY STOCKHOLDERS

     Properly executed proxies in the accompanying form which are filed before the Meeting and not revoked will be voted in accordance with the directions and specifications contained therein. Unless a different direction or specification is given, properly executed proxies which are filed and not revoked will be voted as hereinabove described.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     The Company intends to conduct the next annual meeting in approximately July 1996. Any stockholder proposal to be presented at such 1996 annual meeting should be directed to Joseph Lehrman, Secretary of the Company, 8750 Tesoro Drive, San Antonio, Texas 78217, and must be received by the Company on or before March 1, 1996. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

                            SOLICITATION OF PROXIES

     This solicitation is made on behalf of the Board of Directors of the Company. The cost of soliciting these proxies will be borne by the Company. In addition to solicitation by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals and may reimburse them for their expenses in doing so.

                                 ANNUAL REPORT

     This Proxy Statement is accompanied by the Annual Report of the Company on Form 10-K for its fiscal year ended February 3, 1995. Stockholders are referred to such Report for financial information about the activities of the Company, but such Report is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                                 OTHER MATTERS

     The Board of Directors does not intend to present and does not have any reason to believe that others will present at the Annual Meeting any items of business other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in accordance with their best judgment and discretionary authority to do so as included in the proxy.

     The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                        Joseph Lehrman
                                        Secretary

San Antonio, Texas
August 25, 1995

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
             MEETING OF STOCKHOLDERS ON TUESDAY, SEPTEMBER 26, 1995

  The undersigned hereby appoints Charles Siegel and Joseph Lehrman as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below and on all other subjects as may properly come before the meeting, all the shares of common stock of 50-OFF Stores, Inc. held of record by the undersigned on the record date, August 24, 1995, at the annual meeting of stockholders of the Company to be held on Tuesday, September 26, 1995 at 10:00 a.m. or at any adjournments thereof.

 1.  ELECTION OF DIRECTORS
     [_]FOR all nominees listed below  [_] WITHHOLD AUTHORITY to vote for all nominees listed below:
     (except as marked to the
     contrary below):

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
              A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW):

       CHARLES SIEGEL   JOSEPH LEHRMAN   RICHARD SHERMAN   CECIL SCHENKER
                    JAMES M. RAINES   CHARLES J. FUHRMANN II
The undersigned acknowledges receipt of the formal notice of such meeting and the accompanying Proxy Statement and fiscal 1995 Annual Report on Form 10-K of the Company.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. IF THE SIGNED CARD IS RETURNED AND NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR ALL NOMINEES LISTED IN 1. ABOVE AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                Dated:__________________, 1995.

                                                -------------------------------
                                                           Signature

                                                -------------------------------
                                                           Signature

                                                Please sign exactly as name
                                                appears on the certificate.
                                                When shares are held by joint
                                                tenants, both should sign. If
                                                a corporation, please sign in
                                                full corporate name by
                                                president or other authorized
                                                officer. If a partnership,
                                                please sign in partnership
                                                name by authorized person.
                                                When signing as attorney,
                                                executor, administrator,
                                                trustee, guardian, officer or
                                                partner, please give full
                                                title as such.

                                                PLEASE DO NOT FOLD OR MUTILATE
                                                           THIS CARD